FOR IMMEDIATE RELEASE

New York REIT, Inc. Sets Third Quarter 2014 Earnings Release Date and Webcast

NEW YORK, October 23, 2014 -- New York REIT, Inc. ("NYRT" or "the Company") (NYSE: NYRT), a publicly traded Real Estate Investment Trust ("REIT") focused on acquiring income-producing commercial real estate in New York City, announced today it will release its financial results for the third quarter of 2014 on Monday, November 3, 2014 after the close of the market.

The Company will host an earnings conference call reviewing these results and its operations the following day on Tuesday, November 4, 2014, beginning at 11:00 a.m. ET. The call will be conducted by Michael A. Happel, the Company's President, and Gregory W. Sullivan, the Company's Chief Financial Officer and Chief Operating Officer.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYRT website, www.nyrt.com, in the "Investor Relations" section. To listen to the live call, please go to the Company's "Investor Relations" section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYRT website.

Conference Call Details

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial In (Toll Free): 1-412-317-6061
Canada Dial In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 9380952

Conference Replay*
Domestic Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088
Canada Dial In (Toll Free): 1-855-669-9658
Conference Number: 10054919

*Available one hour after the end of the conference call through February 4, 2015 at 9:00 a.m. ET.

About NYRT

NYRT is a publicly traded corporation listed on the NYSE and is a New York City focused Real Estate Investment Trust (REIT) that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as "will," "should," "may," "anticipate," "believe," "expect" and "intend" indicate a forward-looking statement, although not all forward-looking statements include these words.  Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on February 28, 2014. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts
Anthony J. DeFazio	Gregory W. Sullivan, CFO and COO
DDCworks	New York REIT, Inc.
tdefazio@ddcworks.com	gsullivan@nyrt.com
(484) 342-3600	(212) 415-6500

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135